UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2013

DUSSAULT APPAREL, INC.
(Exact name of registrant as specified in its charter)

NEVADA
State or Other Jurisdiction of Incorporation

000-52452	98-0513727
(Commission File Number)	(IRS Employer Identification Number)

  # 98 50 Carrera 73, Medellin, Medellin, Colombia
(Address of principal executive offices) (Zip Code)

311 412-99-01
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On November 21, 2013, Dussault Apparel, Inc. (the “Company”), entered into an Asset Purchase Agreement with Jervis Explorations, Inc. whereby the Company agreed to purchase various mineral claims referred to as “Montauban Gold Tailings” in exchange for 400,000,000 shares of the Company to be issued from Treasury (the “Agreement”).  The purchase will be subject to a 3% royalty payment made by the Company to Jervis Exploration, Inc.  Per the terms of the Agreement, "3% Net Smelter Returns" means 3% of the net amount of money received by the Purchaser for its own account from the sale of ore, or ore concentrates or other mineral products from the Claims to a smelter or other mineral products buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore, concentrates, or other mineral products, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates, less all umpire charges which the purchaser may be required to pay.

Exhibits

Number	Exhibit
10.1	Asset Purchase Agreement Between the Company and Jervis Explorations, Inc. dated November 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dussault Apparel, Inc.

Date: November 26, 2013	By:	/s/Alberto Barrientos
Name: Alberto Barrientos
Title: President